Exhibit 10.2

MASTER SERVICES AGREEMENT

This Master Services Agreement (“Agreement”) is effective as of July 7, 2021 (“Effective Date”), and is by and between Hyperfine, Inc. (“Client”) and 4Catalyzer Corporation (“Company”).

Client and Company enter into this Master Services Agreement for the purpose of setting forth the terms and conditions upon which Client may engage Company to provide services as requested by Client from time to time. As a master contract, this Agreement allows the parties to contract for multiple projects through the issuance of individual statements of work without the need to renegotiate the basic terms and conditions contained herein.

Therefore, in consideration of the mutual promises, covenants and agreements stated below, and intending to be legally bound, the parties agree as follows:

1.
Services.
1.1.
Statements of Work. Company shall provide to Client with the services as set forth on Client’s purchase orders or mutually executed statements of work (each a “SOW”) as requested by Client from time to time (“Services”). Each SOW shall be substantially in the form as set forth in Attachment A (Statement of Work Template). Company shall perform such Services (i) in compliance with all Applicable Laws, rules and regulations (“Applicable Laws”); (ii) in compliance with any additional policies specified by Client and provided to Company; and (iii) with care, skill, and diligence and in accordance with generally accepted industry standards and practices.
1.2.
Designated Representative. Company will assign one or more designated representatives to manage assigned Client projects and serve as the point of contact for training requirements and specified performance obligations. If Client requests that Company replace or reassign its designated representative, or any other Employee directly involved in performing the Services, then Company shall replace or reassign such person as soon as practicable. Company shall use commercially reasonable efforts to maintain its designated representative for Client’s account, and shall not reassign or replace such person with less than 60 days’ notice to Client, unless such person is no longer able to perform such person’s duties as the designated representative.
1.3.
Subcontractors and Affiliates. Company may engage subcontractors or Company Affiliates to perform Services, at no additional cost to Client, provided that: (i) Company shall seek and obtain Client’s prior written approval for the appointment of any such subcontractor or Affiliate to perform activities in connection with the Services; (ii) the subcontractor or Affiliate shall be contractually bound by confidentiality and intellectual property provisions at least as stringent as those to which Company is subject under this Agreement; (iii) Company shall not be relieved of any responsibilities or obligations under this Agreement as a result of subcontracting its obligations under this Agreement; (iv) Company shall remain Client’s sole point of contact and sole contracting party; (v) all subcontractor and Company Affiliate employees shall be subject to the same provisions of this Agreement as Company’s employees; and (vi) Company shall be solely responsible for paying all subcontractors, unless otherwise expressly set forth in an SOW. Any employee, contractor, subcontractor or agent performing Services (collectively, “Employees”) shall be immediately removed from a project if requested by Client in its discretion. Company shall be liable and responsible for its subcontractors’ and Affiliates’ and their Employees’ performance of this Agreement as if such performance were made directly by Company. An “Affiliate” of a party is a business entity under common control with, or controlling or controlled by, such party, with “control” meaning direct or indirect ownership of

50% or more of the voting interest in such other entity, and in the case of a partnership, control of the general partner.
2.
Compensation. In return for the Services performed under this Agreement, Client shall pay Company the fees specified in a SOW or purchase order. Client shall not pay fees for Services not performed, and Company shall refund any prepaid fees for work not performed. If Services are performed outside of Company’s place of domicile, payment may be subject to tax withholding. Client shall have the right to withhold such taxes unless Company provides Client with the properly executed forms documenting that its income is exempt from withholding.
3.
Expenses. Company shall furnish, at Company’s expense, all materials, equipment, services or supplies needed to perform and complete the Services. If expressly required in an SOW, Client will reimburse Company for certain pre-authorized and reasonable and necessary out of pocket expenses (without markup) that Company incurs in performing Services that are consistent with Client’s expense reimbursement guidelines as may be provided to Company from time to time (“Pass-Through Expenses”).
4.
Method of Payment. Company shall deliver to Client, within fifteen (15) days after the end of each calendar month or as otherwise set forth in an SOW, an invoice for fees and authorized Pass-Through Expenses. The invoice shall contain a written progress report or summary sheet detailing the work performed by Company and a reasonable accounting of fees and reimbursable Pass-Through Expenses. Invoices and copies of receipts shall be submitted electronically (pdf, doc, xls or ppt format) to the contact provided by Client. Company shall keep original receipts for a period of five (5) years for audit and reporting purposes. Client shall pay undisputed invoiced amounts within thirty (30) days following receipt of an accurate invoice. Client shall have no obligation to reimburse Company for Pass-Through Expenses that are not invoiced within (90) days of the date that Company incurred such expense.
5.
Independent Contractor. Company agrees that it is an independent contractor when performing the Services and that the relationship between Company and Client does not constitute a partnership, joint venture or agency. Neither Company nor any Employee (i) is an employee, agent or legal representative of Client or (ii) has any authority to represent Client or to enter into any contracts or assume any liabilities on behalf of Client. Company retains all rights and privileges of sole employer of Employees, including, without limitation, the right to control, hire, discipline, compensate and terminate such Employees. Neither Company nor its Employees shall have the right to receive employee benefits available to Client employees. Company shall be solely and unconditionally responsible for providing all employee compensation, contributions, and benefits to its Employees, and for paying any related taxes or assessments.
6.
Intellectual Property Rights.
6.1.
Client Materials. All materials, documents, data, software, information and inventions supplied or made available to Company by or on behalf of Client or its designee, and all modifications thereto and all copies and transformations thereof, shall be and remain the sole and exclusive property of Client. Company shall use such items solely to perform the relevant Services, and shall not use such items for any other purpose or for its own benefit, or disseminate such items to any third parties. Company shall deliver all such items to Client immediately upon demand, or upon expiration or termination of this Agreement.
6.2.
Work Product. Company shall make full and prompt disclosure to Client of all inventions, discoveries, know-how, software, work, reports, results, presentations, writings, ideas, designs and other information in any form that are created, developed, written, conceived or made by

Company or any of its Employees (whether solely or jointly with others) as a result of or in connection with the Services and any patent, trade secret or other intellectual property rights with respect thereto (collectively, “Work Product”). Company agrees that all Work Product that is copyrightable subject matter shall be considered “work made for hire” and that Client is and shall be the sole author of the Work Product and the sole owner of all rights therein in perpetuity. With respect to any Work Product that is not “work made for hire,” Company hereby irrevocably assigns and shall cause each of its Employees to assign, without additional consideration, to Client, in perpetuity, all of Company and its Employees’ respective rights, titles and interests worldwide in and to such Work Product. At Client’s request and expense, Company shall, and shall cause its Employees to, execute all documents and take all actions that Client reasonably deems necessary to perfect Client’s ownership of the Work Product.
6.3.
Warranties. Company represents, warrants and covenants that Company has the right to make the assignments and grant the licenses to Client set forth in this Section 6, and that ownership and use of the Work Product by or on behalf of Client will not constitute an infringement of any third party patent, trademark, copyright, trade secret or other proprietary right. Upon Client’s request, Company shall provide Client with a written certification from an authorized representative of Company confirming that all third party materials, if any, included in any deliverable includes all necessary license and use rights for Client’s and its Affiliates’ perpetual and ongoing use of such third party materials without additional charge.
6.4.
Company Materials. To the extent any deliverable includes Company’s or any third party’s pre-existing concepts, ideas, models, know-how, software, methodologies, technology or techniques (“Company Materials”), Company shall identify all such Company Materials in the applicable SOW and, as between the parties, Company shall retain ownership in such Company Materials and Company hereby grants to Client, its Affiliates and their respective independent contractors, agents, successors and assigns, a worldwide, non-exclusive, perpetual, irrevocable, royalty-free, paid-up, fully-transferable right and license to use the Company Materials and to make, have made, sell, offer to sell, have sold and import products and services using Company Materials.
7.
Confidential Information.
7.1.
Definition. Client and Company acknowledge and agree that each party will have access to, or become acquainted with, information and materials that the other party considers confidential. For purposes of this Agreement, “Confidential Information” means all confidential, and proprietary information, property and material of the disclosing party or its Affiliates, and all derivatives, portions and copies thereof. Client Confidential Information includes without limitation, information resulting from or related to: (i) the Services; (ii) the business practices, plans or relationships of Client; and (iii) Work Product.
7.2.
Restrictions. The receiving party shall keep the disclosing party’s Confidential Information in strict confidence and shall not, at any time during or for ten (10) years after the expiration or termination of this Agreement, without the disclosing party’s prior written consent, disclose, publish, disseminate or otherwise make available, directly or indirectly, any item of such Confidential Information to any third party. The receiving party shall use the disclosing party’s Confidential Information only in connection with the performance or receipt of Services (as applicable), or in the exercise of a right granted under this Agreement, and for no other purpose. Upon the disclosing party’s request or upon completion of the Services, the receiving party shall immediately cease all use of the disclosing party’s Confidential Information and return it to the disclosing party or, at the disclosing party’s option, certify to the destruction of all Confidential Information; provided, however, the receiving party may retain one copy of the disclosing party’s

Confidential Information for archival purposes only.
7.3.
Exceptions. Confidential Information shall not include information that: (i) is already in the public domain at time of disclosure; (ii) becomes part of the public domain through no fault or wrongful act of the receiving party; (iii) is rightfully received by the receiving party from a third party without any obligation of confidentiality or any restriction on use; (iv) is already known to the receiving party without any obligation of confidentiality or any restriction on use, as evidenced by its written records; or (v) is independently developed by the receiving party without use of the other party’s Confidential Information, as evidenced by the receiving party’s written records. Information that a disclosing party makes available to the receiving party shall be presumed to be Confidential Information and the burden of establishing that such information comes within the foregoing exceptions is on the receiving party.
7.4.
Permitted Disclosures. Notwithstanding the obligations set forth above, each party may disclose the other party’s Confidential Information to any of such party’s employees or consultants who need to receive the Confidential Information in order to perform responsibilities and obligations related to the Services, or to exercise a right granted under this Agreement, provided that each party shall ensure that, prior to disclosing the Confidential Information, each employee or consultant to whom the Confidential Information is to be disclosed is made aware of the obligations contained in this Agreement and agrees to adhere to such terms of this Agreement as if it were a party to it. Each party is responsible and liable for such persons’ compliance with the terms of this Section 7.
7.5.
Disclosure. If the receiving party is or expects to be required to disclose the disclosing party’s Confidential Information pursuant to any judicial or administrative process or order, the receiving party shall, as soon as practicable and prior to any such disclosure, give the disclosing party sufficient notice and reasonable assistance to contest such requirement or order should it wish to do so. The receiving party agrees to cooperate fully with the disclosing party in seeking any protective order, at the disclosing party’s request and expense. If the receiving party is required to disclose the disclosing party’s Confidential Information pursuant to such process, the receiving party shall only disclose such Confidential Information that is required by such process and shall continue to treat such information as Confidential Information even after disclosure.
7.6.
Nondisclosure of Terms. Company will not disclose the terms or existence of this Agreement to any third party except for disclosure to its financial or legal advisors under an obligation of confidentiality.
8.
Equitable Relief. The parties recognize that any threatened breach or breach of Section 6 or Section 7 will cause irreparable harm that may be inadequately compensable in damages and that, in addition to other remedies that may be available at law or equity, a party is entitled to seek injunctive relief for such threatened or actual breach, without the obligation of posting a bond or proving monetary damages.
9.
Term and Termination.
9.1.
Term. This Agreement shall continue in full force and effect for a period of five (5) years from the Effective Date (the “Term”). If Services are being performed by Company under a SOW signed by the parties during the Term and such 5-year period has expired, then this Agreement shall continue in effect only with respect to any such SOW until its completion.
9.2.
Termination by Client. Client may terminate this Agreement or any given SOW for any reason upon seven (7) days’ notice to Company, specifying the date upon which such termination shall be effective. Upon receipt of such notice, Company shall inform Client of the extent of performance through such date and deliver to Client whatever Work Product exists, including works-in-progress. In the event of termination of this Agreement by Client pursuant to this Section, Client shall pay for Services satisfactorily rendered prior to the effective date of cancellation in a manner consistent with the Agreement and the applicable SOW.
9.3.
Termination for Cause. Each party may terminate this Agreement or any given SOW immediately by written notice to the other party if the other party has materially breached an obligation in this Agreement or the SOW, as applicable, and the breach is not curable. If the breach is curable, the breaching party shall have thirty (30) days from receipt of notice specifying the nature and extent of the breach to cure. This Agreement or the SOW, as applicable, will terminate at the end of this 30-day period unless the breach is cured.
9.4.
Additional Termination Right. Client may terminate this Agreement immediately upon notice to Company if Company or one of Company’s Employees is convicted of a crime involving counterfeiting, diversion or illegal trade, or there is evidence of Company’s involvement in fraud, counterfeiting, diversion or illegal trade, or other violation of laws. Client shall have the right, at any time, to cancel or postpone any pre-scheduled audits, meetings, and/or project commencement for an individual SOW by giving reasonable advanced notice to Company without additional costs and/or expenses to Client, where reasonable advanced notice is defined as greater than five (5) business days’ notice from said audits, meetings, or project commencement.
9.5.
Effect of Termination. Termination of a SOW alone shall not result in the termination of this Agreement or termination of any other SOW. Termination of this Agreement shall automatically terminate each SOW. Except as may be set forth otherwise in this Agreement, all rights and obligations of the parties that expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement until they are satisfied or by their nature expire and shall bind the parties and their legal representatives, successors, and permitted assigns. Without limiting the foregoing, Sections 6, 7, 8, 9.5, 11, 14, 16, 17, 18, 19, 20 and 21 shall survive any expiration or termination of this Agreement
10.
Other Engagement. Company may provide services to other clients during the Term provided, Company is not, and will not become, a party to another agreement that conflicts with Company’s performance under this Agreement.
11.
Indemnification. Company shall defend, indemnify and hold harmless Client, its Affiliates and their respective officers, directors, partners, shareholders, employees and agents, from and against any and all liabilities, claims, demands, causes of action, damages, losses, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys’ fees, arising out of or in connection with: (a) any negligence or intentional misconduct of Company in the performance of the Services; (b) any breach by Company of its obligations under this Agreement; or (c) any allegation that the Services, work product or deliverables provided by Company, or any Company Materials, infringe or misappropriate a third party’s patent, trademark, trade secret, copyright or any other proprietary right.
12.
Insurance. Company shall maintain at its own expense full insurance coverage for Company and its Employees, including, without limitation:
12.1.
Commercial General Liability covering bodily injury and property damage (including loss of use thereof) with minimum limits of $1,000,000 each occurrence and $2,000,000 general aggregate, including Premises Liability, Products/Completed Operations, and Contractual Liability coverage for the Indemnity provided under this Agreement;
12.2.
Commercial Automobile Liability covering owned, hired and non-owned vehicles with limits of at least $1,000,000 combined single limit (bodily injury and property damage);
12.3.
Workers’ Compensation as required by Applicable Laws and Employer’s Liability coverage with a limit of not less than $1,000,000; and
12.4.
Umbrella Liability coverage with minimum limits of at least $4,000,000 each occurrence and $4,000,000 general aggregate, sitting excess of the general liability, commercial auto liability and employer’s liability program.

Each of the policies referenced with the exception of 12.3 shall name Client as an Additional Insured. All referenced policies shall (i) be primary to any liability insurance carried by Client, which insurance shall be excess and noncontributory for claims and losses arising out of the performance of this Agreement, and (ii) shall cover claims arising out of the performance of this Agreement made within three (3) years of termination or expiration of the Agreement. All coverage required above, with the exception of 12.3, shall include a waiver of subrogation and a waiver of any insured-versus-insured exclusion regarding Client (provided that this waiver of subrogation shall not circumvent Company’s indemnification obligations under the Agreement). Upon request, Company shall provide Client with certificates of insurance coverage.

13.
Representations and Warranties of Company.
13.1.
General. Company represents and warrants that it is free to enter into this Agreement and that performance of the Services does not, and will not, (i) breach any agreement that obligates Company to keep in confidence any trade secrets or confidential information of Company or of any third party, or (ii) breach any agreement with a third party that restricts Company from providing Services to Client.
13.2.
Compliance. Company represents and warrants that payment of fees by Client is not a kickback, inducement or reward for the purchase or use of Client products and that Company is under no pre-existing duty or obligation, including an obligation imposed by law, regulation, payer, or contractual arrangement with a third party, that already requires Company to perform the Services.
13.3.
Qualification. Company represents and warrants that Company and its Employees are, and at all times during the Term will be, qualified by training and experience, with appropriate expertise and necessary licenses, approvals and certifications, to perform safely, adequately and lawfully the obligations under this Agreement. Company represents and warrants that all Company Employees performing Services shall successfully complete any training required by Client prior to commencing any such Services.
13.4.
Applicable Laws. Company represents, warrants and undertakes that it: (i) will perform this Agreement and operate its business in compliance with all Applicable Laws; (ii) shall not offer, pay, request or accept any bribe, inducement, kickback or facilitation payment, and shall not make or cause another to make any offer or payment to any individual or entity for the purpose of influencing a decision for the benefit of Client; and (iii) shall cause its affiliated companies, suppliers and subcontractors performing Services to operate their business in compliance with all

Applicable Laws.
14.
Audits, Inspections and Records.
14.1.
Audits. During the Term, and with reasonable prior notice, Company shall allow Client, or a designated third party, access to Company’s facilities, systems, books and records in order to review the performance of Services and audit and ascertain compliance by Company with the terms of this Agreement.
14.2.
Regulatory Inspections. Company shall promptly inform Client if any governmental or regulatory authority takes, or gives notice of its intent to take, legal or regulatory action alleging improper or inadequate practices in the performance of the Services or potentially impacting performance of the Services. Company shall promptly inform Client of the findings of any such action or inspection by a governmental or regulatory authority that may have an impact on the performance of Services or the manufacture of Client products and any related quality systems.
14.3.
Records. “Records” means information created, received or recorded in any format by Company in the performance of Company’s obligations under this Agreement. Company shall maintain and retain complete, organized and accurate Records. Company shall ensure that Records are protected from destruction or damage and are maintained within Company’s control during the Term and for three (3) years thereafter, or for a longer period of time as requested by Client and agreed to by Company, or as otherwise specified in this Agreement or required under Applicable Law. If Applicable Law does not permit certain Records to be maintained for this length of time, Company shall maintain such Records for the maximum period of time permitted by Applicable Law. Client, or its authorized representatives, shall be permitted to examine and obtain copies of such Records at Client’s expense during the Term and for three (3) years thereafter.
15.
Debarment. Company represents and warrants to Client that Company: (i) is not excluded, debarred, suspended or otherwise ineligible to participate in government healthcare programs or in government procurement or non-procurement programs and no debarment is pending or has been initiated; (ii) has not been charged with or convicted of a criminal offense that requires exclusion from a government healthcare program; and (iii) is not otherwise disqualified or suspended from performing the Services or subject to any restrictions or sanctions by any governmental or regulatory authority or professional body (an “Ineligible Person”). Company further represents and warrants that Company is not using, and will not in the future use, any Employee who is an Ineligible Person in the performance of Services. Company shall immediately notify Client in writing if Company or any Employee is or becomes an Ineligible Person or if any action, suit, claim, investigation, or other legal or administrative proceeding is pending or, to the best of Company’s knowledge, threatened, that would make Company or any Employee an Ineligible Person.
16.
Communications and Use of Name. All drafts of proposed publications, written reports, training materials, advertisements and similar documents related to the Services and intended to be communicated or published by Company to any third party (“Communications”) must be submitted to Client for review and approval prior to dissemination. Client shall have the right to make any editorial changes it deems necessary to ensure such Communications are accurate and in compliance with Applicable Laws and Client policies or to protect any information that Client considers confidential. Company shall not use Client’s name or Confidential Information in any publication, press release, promotional material or other form of publicity without the prior written approval of Client, which it may withhold, condition and/or revoke in its discretion.
17.
Data Protection and Security Requirements. In performing Services, Company shall comply with

Client’s data protection, privacy and security policies as provided to Company in writing in advance from time to time, and shall execute Client’s standard form of Business Associate Agreement if necessary.
18.
Governing Law and Venue. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Connecticut, excluding with respect to conflict of laws principles. The Parties submit to the personal and exclusive jurisdiction of the courts in Connecticut for any disputes arising under or relating to this Agreement. The United Nations Convention on the International Sale of Goods is excluded.
19.
Notices. Any notice or legal communication that is required or permitted hereunder shall be deemed given only if delivered personally or sent by facsimile (with transmission confirmed) or by registered or certified mail, return receipt requested, or by a nationally recognized overnight delivery service, sent to the address of each Party as provided in writing to the other Party after the Effective Date. Notices shall be effective upon receipt. It is understood that this Section is not intended to govern the day-to-day business communications between the parties in performing Services.
20.
Limitation of Liability. EXCEPT FOR DAMAGES CAUSED BY A PARTY’S BREACH OF SECTION 7 OR COMPANY’S BREACH OF SECTION 17, AND EXCEPT FOR PERSONAL INJURY (INCLUDING DEATH) AND PROPERTY DAMAGE CAUSED BY A PARTY’S NEGLIGENCE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING OUT OF THIS AGREEMENT EVEN IF SUCH DAMAGES WERE FORESEEABLE.
21.
Miscellaneous. This Agreement and each SOW constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior oral and written agreements, understandings, promises and representations with respect thereto. Notwithstanding the content of any purchase order, sales agreement or other document or record, whether issued before or after the Effective Date, the provisions of this Agreement shall govern and any conflicting, inconsistent or additional terms contained in other documents or records shall be void. In the event of any conflict or inconsistency between an SOW and this Agreement, the terms of this Agreement shall govern unless otherwise expressly set forth in such SOW, in which case the term of the SOW shall govern for purposes of such SOW only. No amendment, modification or waiver of any of the terms of this Agreement shall be deemed valid unless made in writing and duly executed by authorized representatives of both parties. Each party may enforce the Agreement in strict accordance with its terms. The failure of either party to enforce its rights strictly in accordance with terms shall not be construed as having in any way modified or waived same. Company may not assign, delegate or transfer this Agreement or any of its rights or obligations hereunder. Invalidity or unenforceability of any provision in this Agreement shall not affect the validity or enforceability of any other provision. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement.

IN WITNESS WHEREOF, the parties intending to be legally bound, do hereby execute this Agreement effective as of the Effective Date and represent that the individuals executing this Agreement have the authority to bind their respective entities.

HYPERFINE, INC.

By:	/s/ Neela A. Paykel
Name:	Neela A. Paykel
Title:	General Counsel

IN WITNESS WHEREOF, the parties intending to be legally bound, do hereby execute this Agreement effective as of the Effective Date and represent that the individuals executing this Agreement have the authority to bind their respective entities.

4CATALYZER CORPORATION

By: /s/ Alexander Magary
Name: Alexander Magary
Title: Assistant Secretary

ATTACHMENT A

Statement of Work

Hyperfine, Inc. (“Client”) and 4Catalyzer Corporation (“Company”) have entered into a Master Services Agreement dated ________, 2021 (the “Agreement”). Client and Company enter into this Statement of Work (“SOW”) effective _________, 2021 (the “SOW Effective Date”). The terms and conditions of the Agreement are incorporated herein by reference and shall govern the performance of the parties’ duties under this SOW. Capitalized terms used herein and not otherwise defined are used as defined in the Agreement. This SOW shall not bind the parties unless and until a purchase order is issued against the SOW.

1.
Background and Project Description. [This section should contain both a description of the objective, goals and outcomes of the project and an explanation of why Client needs these Services, including the benefits and value that the project will deliver.]
2.
Services/Deliverables. [Describe in detail the Services/deliverables that Company will perform or provide, along with any methodology, dependencies, assumptions and acceptance testing (if applicable).]
3.
Key Performance Indicators. [KPIs should be measureable items which tie to project milestones. The consequences of a failure to meet a KPI also need to be explained.]
4.
Project Milestones and Billing Schedule. The Services and deliverables will be performed or provided in accordance with the following milestones and at the rates set forth below. Invoices shall be issued upon acceptance of the Services and deliverables by Client.

Milestone/Deliverable	Date Due	Rate	Payment

5.
Key Personnel. Company agrees to use its best efforts to maintain continuity in personnel assigned to perform the Services. Key personnel are named below.

Name	Title	Rate	Responsibilities

6.
Term. This SOW shall take effect as of the SOW Effective Date and shall be completed when all of the Services are performed to Client’s satisfaction [or “terminate on _____________”], unless terminated earlier or extended pursuant to the Agreement.

IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this SOW on the date stated opposite that party’s signature.

Hyperfine, Inc. 4Catalyzer Corporation

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By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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